Consent of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the registration statement of First Defiance Financial Corp. on Amendment No. 1 to Form S-4/A of our report dated January 30, 2004 on the consolidated financial statements of ComBanc, Inc, as of December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004. We also consent to the references to our firm under the caption "Experts".


                                               /s/ BKD, LLP
                                               ------------------------------
                                                   BKD, LLP


Cincinnati, Ohio
November 10, 2004